UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2025

SAMSARA LUGGAGE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-54649	26-0299456
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

26 Broadway, Suite 934, New York,

New York, 10004

(Address of principal executive offices and Zip Code)

(917) 914-2208

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock par value $0.0001	SAML	OTC Market, PINK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

The Company has been informed by the OTC Markets Group that its trading will move from OTC Pink to the Expert Market on or around July 17, 2025, until it regains compliance in its financial filings. The Expert Market allows for limited trading but does not allow public access to bid and ask prices or other information, including trading volume. Instead, pricing information will only be accessible to brokers and market makers. The move will make it more difficult for investors to freely trade the shares of SAML during this short period until we regain filing compliance. We take our filing obligations seriously and greatly regret the short-term impact resulting from our prior limited access to capital. We ask our investors for patience during this time, after which we expect to emerge on OTCID.

Exhibit No.	Description
99.1	Press release dated July 17, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Samsara Luggage Inc.

/s/ Nicolas Link
Nicolas Link
CEO

Date: July 17, 2025